Exhibit 99.3

First Majestic Silver Corp. (TSX:AG)

Gatos Silver, Inc. (NYSE:GATO)

M&A Call – Creating the Leading Intermediate Silver Producer

Thursday, September 5, 2024 8:00 AM PDT

Call Participants

Dale E. Andres
CEO & Director
Gatos Silver, Inc.

Keith N. Neumeyer
President & CEO
First Majestic Silver Corp.

Samir Patel
General Counsel & Corporate Secretary
First Majestic Silver Corp.

Operator

Thank you for standing by. This is the conference operator. Welcome to the First Majestic announces agreement to acquire Gatos Silver conference call.

The conference is being recorded.  I would now like to turn the conference over to Mr. Keith Neumeyer, President and Chief Executive Officer of First Majestic Silver. Keith, please go ahead, sir.

Keith N. Neumeyer
Well, thank you, and welcome, everyone and thanks for joining today's call. A copy of today's news release, I hope all of you have seen it, is posted on our website, and we'll be covering a couple of the highlights from the presentation today. So feel free to listen in, but also look at the website in your leisure if you want further details. I'm joined here today with Gatos CEO, Dale Andres.

Dale E. Andres
Good morning.

Keith N. Neumeyer
And he'll be covering off a number of points today as well, including ourselves. We're doing a joint call today. We also have other members of the First Majestic and Gatos team on the line listening in. But before we proceed, I'd like to introduce Samir Patel, our General Counsel and Corporate Secretary, to provide comments on our forward-looking statements.

Samir Devendra Patel
Thanks, Keith. Before we begin today's call, I would like to note that we will be referring to certain non-GAAP financial measures related to both First Majestic and Gatos Silver. Non-GAAP financial measures are not standardized measures under the financial reporting frameworks of either company. The data is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP or IFRS. We will also be making certain statements regarding First Majestic, Gatos Silver and their respective operations that constitute forward-looking statements in accordance with applicable Canadian and U.S. securities laws. All statements that are not facts, such as statements regarding future estimates and plans or expectations of future performance, constitute forward-looking statements that reflect each company's current views with respect to future events. These statements are necessarily based upon a number of assumptions and estimates that, while considered reasonable, are inherently subject to significant business, economic, competitive, political and social uncertainties and continuities. We encourage you to refer to the cautionary language that was included in the joint news release of First Majestic and Gatos Silver that was disseminated earlier this morning and to the cautionary language at the beginning of today's presentation, a copy of which will be filed on EDGAR with the United States Securities and Exchange Commission after this morning's call. Investors are cautioned against attributing undue certainty or reliance on any forward-looking statements made during today's call. And the company does not intend or assume any obligation to update these forward-looking statements or information, other than as required by law. With that, I will turn the call back to Keith.

Keith N. Neumeyer
Great. Thanks, Samir. Advancing the slides, as you can see, we have a PowerPoint presentation that we're going to go through quickly today and this PowerPoint will be posted on both companies' websites if you care to review them in more detail. We're just going to quickly skim through these. As you can tell by this acquisition or this merger, we're combining 3 world class assets under a single company, of course, Cerro Los Gatos, San Dimas and Santa Elena is what we're referring to. It takes our production close to 32 million ounces of silver-equivalent production per year, of which about 50% of that is silver. And the majority is gold and with the Gatos acquisition we're also bringing lead and zinc into our portfolio. This transaction bolsters our free cash flow quite significantly. It will also combine 2 very strong operating teams together under 1 umbrella, which will be very useful for the future growth of the combined company. We maintain our peer-leading exposure to silver. As I mentioned, 50% of our revenues will be from silver up a little bit from pre-transaction, consolidates a very large land package as well. Cerro Los Gatos adds 103,000 hectares to our portfolio, combined 350,000 hectares, which is 3 very large districts, we would call them, in Mexico. Obviously, the transaction results in a much larger company with a stronger balance sheet, improved trading liquidity and market cap of somewhere around $3 billion and there will be lots of synergies as well. Over time, I'm sure we'll -- with the 2 skill sets combined into one company, I'm sure we'll be finding all kinds of great synergies in the combined business. Dale, do you have any further comments?

Dale E. Andres
Yes. Thanks, Keith, and good morning again, everyone. Today is truly a milestone day for Gatos. And as Keith mentioned, vending Gatos into First Majestic, we believe creates the best-in-class intermediate primary silver producer. When I look at this transaction through the lens of Gatos' shareholders, there is a lot to like. This transaction offers a very reasonable premium and what is even more important for Gatos' shareholders is we will now have exposure to a more diversified production base. And as Keith said, 3 worldclass producing silver mining districts, and this significantly derisks Gatos as we now move from being a single asset producer into being part of a multi-asset and silver-focused producing company and what I think is tremendous exploration potential in 3 unrivaled exploration districts.

Furthermore, our shareholders will now be shareholders in a pro forma company with an improved capital markets presence, as Keith said, significant trading liquidity and combined a very, very healthy financial base to continue to advance the company. Additionally, Keith and his team have operated in Mexico for decades. They understand these types of underground mines, including what we do at Cerro Los Gatos. And I have all the confidence in the world that his team will continue to add value to Cerro Los Gatos and successfully execute on multiple value drivers that exist there and continue to create value for all shareholders as part of the broader First Majestic portfolio. Back over to you, Keith.

Keith N. Neumeyer
Thanks, Dale, and advancing to the next slide, as you can see, there's quite a bit of information on this slide, and I'm not going to read it all. The highlights on this slide are the pro forma ownership between the 2 companies, 62% of the combined entity will be held by current First Majestic shareholders, 38% will be held by current Gatos shareholders. Electrum Group owns 32% of Gatos is in favor and very supportive of the transaction. They're quite excited about the combined entity and moving forward as a team. They'll end up owning 12% of the combined company post-closing. We have unanimous Board and officer support for the transaction. The shareholder meeting will be announced in the next few weeks. We don't know the exact date yet. But we're expecting sometime in late Q4, likely in November at some time, but we'll be putting that data out as soon as we know it and we expect closing sometime in Q1 early in 2025. Moving along. I see on this slide, the combined transaction will have a very strong treasury as a result of the combination. As I mentioned already, the market cap will be substantial. It will be somewhere around $3 billion. Our financial liquidity increases quite nicely to over USD 500 million. So the combined company to the point of this transaction or the point of this slide is really just to show how strong the company will be as a result of the combined companies. Moving to the next slide. Benefits to First Majestic as I covered a little bit, but adds a third very large district to our portfolio, a ton of exploration upside, as Dale mentioned, combine that Santa Elena, San Dimas, we've got a very, very large land package and very underexplored as well as it takes a lifetime to drill out some of these large land packages. But we're very excited and we've done a lot of plans with Cerro Los Gatos to advance it further on and potentially going to expand it, but Dale will cover that on the coming slides. So we're adding about 6 million ounces of silver production and about 9 million silver equivalent ounces, the difference being lead and zinc. Los Gatos is a significant cash flow generator, which we're happy to see, obviously, and I've already covered off the concessions - we'll be adding 103,000 hectares of the land.

And we're combining 2 expert teams together in the combined entity and it's going to enhance our -- I think our capital markets presence and really solidifies our go-forward plan of being a leading producer of silver in the space. Dale?

Dale E. Andres
Thanks, Keith, and I've spoken to some of the benefits to Gatos' shareholders already, but I'll just expand on that. Beyond the 16% premium, Gatos' shareholders are getting very meaningful participation in 2 additional world-class mining districts at Santa Elena and San Dimas. And I will say, I recently had the opportunity and pleasure to visit both of those assets. And I will say they have very experienced and capable operating teams. And more importantly, what I believe to be  tremendous upside potential, particularly on the exploration side. Keith's team has done a terrific job at Santa Elena, growing resources and reserves and together with production. And I'm really excited about the recent discovery that they announced in the Navidad zone at Santa Elena. And we're equally as excited about the long-term potential of the San Dimas district as well. Moving from a single asset company for Gatos to a diversified silver producer with 3 quality districts is a game changer for Gatos, and I believe Gatos' shareholders. The combined company has critical mass. It elevates Gatos to a new capital markets bracket and provides greatly enhanced trading liquidity. Back over to you, Keith.

Keith N. Neumeyer
Thanks, Dale. And if you look at the slide that's on the screen now, this is really the map of Mexico and then all North America as well showing the assets between the 2 companies. You see there quite nicely aligned. They're close, relatively close together. Los Gatos being in Chihuahua, a state we're familiar with. I visited Chihuahua myself a number of times looking at other acquisitions over the last several years, and it's nice to finally be active in that in the mining-friendly state of Chihuahua, and you see the locations of Santa Elena and San Dimas as well. So 3 very large districts, which we're very pleased to have under one umbrella. Obviously, in the United States in Nevada, most of you know, we have the Jerritt Canyon mine in the state of Nevada and also our first mint facility just opened up in the last 6 months or so. Both companies Gatos and First Majestic are located, their head offices are in Vancouver. Any comments, Dale?

Dale E. Andres
No, I'll just say we happen to be in the same building. So it was very easy for me to come up here and have this session with Keith. But no, again, I've been to see both their main assets recently and I can say they're quality assets, and we're excited to be part of this new portfolio. So just continuing on, I'll talk a little bit more about the Cerro Los Gatos asset itself. The mine has been operating since 2019, so for 5 years now. And it's clearly a Tier 1 asset. It produces higher grade silver-bearing lead and zinc concentrates. And for those familiar with the asset, the zinc goes to our Japanese partner for the Akita smelter, and that is Dowa Metals and Mining. Last year, the mine produced more than 14 million silver equivalent ounces and at a very low cost and 64% of our production comes from silver. The facilities are modern. They're well capitalized. We have a proven operating team in place, and we'll continue to drive performance, and I fully expect that to continue going forward. The joint venture holds a very large concession package that's roughly 50 kilometers by 40 kilometers and extend. And we've already got more than 50 individual targets identified within that land package. So it's very prospective. Following the recent discovery and definition of the Southeast Deep Zone over the last 2 years, which we expect to significantly extend mine life,we recently shifted focus to drilling near-mine priority targets as well as other targets across the district. And these would include targets like Portigueño, and San Luis. And we also think there's very good potential below the existing workings adjacent to the Southeast deeps, both in the central zone and Northwest zone, and we have drills turning on those targets today as well. So very excited about the future of Cerro Los Gatos and as being part of this new portfolio going forward for us.

Keith N. Neumeyer
I'll jump into the next slide. So as you can see on this slide, we've got the 3 mines on here, showing their current production. Cerro Los Gatos that's 100% of their attributable ounces. Dowa owns 30%, as I think everyone knows, you can see on a combined entity, how compelling the company looks and compares to its peers in the space and probably a low-cost producer as well. Very happy to see those costs, Obviously, lot to do with grade and just the mill itself, it's actually one of the newest mills, I think, in the entire country of Mexico, I would assume. It's a beautiful facility. And, Dale do you have any further comments?

Dale E. Andres
Yes. I'll just say that the ore body itself is very amenable to low cost and productive mining. We're continuing to drive performance, and I'll speak to that a little bit on the next slide. But we've got a great operating team there. They're continuing to just drive performance in the asset, continuing to elevate targets and achieve those. And the asset itself has very stable free cash flow generation. And we think, obviously, that potential to keep extending that out is there. And it's just a great district. And I'll talk a little bit more about the performance of the operation on the next slide. We can switch. And just as far as the operation itself, we've been exceeding design capacity currently by over 30% with record mill throughput for the past 6 consecutive quarters in a row. The mill does have proven capacity on average over 3,500 tonnes per day or successfully debottlenecking the mine to fill that mill and to fill that capacity. Site operating costs decreased by 9% over the past 3 years, and that's despite inflationary pressures and strengthening of the peso, obviously helped by that increased mill throughput. And the site team just continues to focus on efficiency of our underground workforce and equipment and that includes rebuilding our equipment, which were a good part of the way through. We're sustaining the 3,200 to 3,300 tonne per day rate, and we're further extending that up to 3,500 and beyond in the near term. And I'd just like to highlight one small example. I think there's a lot of synergies with this deal. But one small example of the many synergies we see is in this combination is First Majestic runs and owns their own central maintenance facility and that would now be available for Cerro Los Gatos for future rebuilds of our equipment. Just one of the many smaller examples, but many examples that we think are there for synergies. Back over to you, Keith.

Keith N. Neumeyer
So on this slide here, you'll notice the percentage of revenue from silver. We're moving from 43% to 51%. You can see how we compare against our peers on a silver production basis. We've got a nice uptick in gross margins as a result of the combined entity.

You see the production there of 31 million silver equivalent ounces, of which 15 million is pure silver and how it compares against our peer group. And going to free cash flow, of course, we've covered a lot here, but it is substantial and something we're excited about combining within the First Majestic portfolio. You'll see here the market cap. We've talked about a little already going from the current levels of about 1.6 billion to 2.6 billion or closer to 3 billion, and on our trading volume, our liquidity has always been pretty strong over the years, and it does get an uptick as a result of this acquisition as well. So further daily volume is always nice to see and helpful for future cost of capital. And jumping to the last slide, I'm not going to really cover this much. We pretty well covered all these points already. But really, I think the main point of this whole presentation is really this transaction is very consistent with First Majestic's vision, being one of the leading producers of silver in the world, then this helps us get to our goals and objectives and looking forward to seeing this close early in the year and watching the combined entity evolve as it develops these 3 core assets. Dale, any further comments?

Dale E. Andres
Thanks, Keith, and I'll just reiterate, this friendly acquisition really does represent a great opportunity for Gatos' shareholders, putting together 3 world-class districts with Cerro Los Gatos, Santa Elena and San Dimas. I'm extremely proud of what our team has done at Gatos and what we've accomplished together. I would like to thank our shareholders, in particular, our joint venture partner, Dowa as well, the government, both in Mexico and Chihuahua and our local community and stakeholders. I'm confident that Cerro Los Gatos will continue to thrive together with First Majestic under the combination that we're announcing today. Thanks very much, Keith.

Keith N. Neumeyer
Thanks, Dale. And we won't be taking questions today. I would request if there's anyone on the call that does have questions or comments, you just contact our Investor Relations departments. You can see on the slide here, both First Majestic's and Gatos' information.  Feel free to reach out to either of our Investor Relations team. So I think that's it, Dale.

Dale E. Andres
We will be available.  The same contact information is there, and please refer to our website for more information. Thanks, everyone.

Keith N. Neumeyer
Yes, thanks everyone, for your time and for listening.

Operator
Thank you. This brings today's conference to a close. You may now disconnect your lines, and thank you for participating. Have a pleasant day.